                                 AMENDMENT NO. 5

     This AMENDMENT NO. 5 (this "Amendment") to the Credit Agreement (as defined below) is entered into as of March 7, 1997 by and among The Coleman Company, Inc. (the "Company"), certain foreign subsidiaries of the Company party thereto (each a "Foreign Borrower" and, collectively, together with the Company, the "Borrowers"), the Lenders (as defined below) party hereto and Credit Suisse First Boston, New York Branch, as agent for the Lenders (in such capacity, the "Agent") and as the issuing bank of certain letters of credit (the "Issuing Bank").

     WHEREAS, the Borrowers, certain lenders (the "Lenders"), the Issuing Bank and the Agent are party to the Amended and Restated Credit Agreement dated as of August 3, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used but not defined herein shall have their respective meanings specified in the Credit Agreement); and

     WHEREAS, the Borrowers have requested that the Lenders, the Issuing Bank and the Agent agree, and the Lenders party hereto, the Issuing Bank and the Agent are willing, to amend the Credit Agreement, on the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION

     1. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to the satisfaction of the conditions to effectiveness specified in Section 7 hereof, the Credit Agreement is hereby amended as follows:

     (a)  AMENDMENTS TO SECTION 1.01 (CERTAIN DEFINED TERMS).

     (i) Section 1.01 shall be amended by inserting each of the following definitions in its appropriate alphabetic location:

          "'CAPITAL EXPENDITURES' means, for any Person for any period, the sum, without duplication, of (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a balance sheet of such Person or any such Subsidiary, PLUS (b) other amounts that would, in accordance with GAAP, be set forth as capital expenditures on a statement of cash flows or similar statement of such Person or any of its Subsidiaries for such period, PLUS (c) the aggregate principal amount of all Debt (including Debt under Capitalized Leases) assumed or incurred in connection with any such expenditures."

          "'COLLATERAL DOCUMENTS' means any security agreement, pledge agreement, mortgage, deed of trust or collateral assignment or other document made by the Company or any of its Subsidiaries under which any Lien is created or arises that secures the Obligation of any Borrower hereunder or the Obligations of the Guarantors under the Subsidiary Guaranty."

          "'QUALIFIED CASH' means, as of any date, the aggregate amount in excess of $5,000,000 as of such date of cash held for, and of any Permitted Investment described in clause (h) of the definition thereof by, the Company and any of its Domestic Subsidiaries that is a Guarantor, up to a maximum aggregate amount of $20,000,000 for such date, which cash or Permitted Investment shall not be subject to any Lien or escrow and shall be held free and clear of any adverse claim other than (i) any right of set-off arising under this Agreement or (ii) any Lien referred to in Section 5.01(q); PROVIDED that any cash included in such amount in excess of $5,000,000 is held by a Lender."

     (ii) The definition of "Applicable Margin" in Section 1.01 shall be amended as follows:

          (A) the table that sets forth the Applicable LIBOR Loan Margin opposite the Total Debt to EBITDA Ratio shall be deleted in its entirety, and the table set forth on Attachment I shall be substituted therefor; and

          (B) the table that sets forth the Applicable LIBOR Loan Margin for Local Loans opposite the Total Debt to EBITDA Ratio shall be deleted in its entirety, and the table set forth on Attachment II shall be substituted therefor.

     (iii) The definition of "EBITDA" in Section 1.01 shall be amended by deleting the definition thereof in its entirety and substituting the following therefor:

          "'EBITDA'" means, for any fiscal period of the Company and its consolidated Subsidiaries, net income (or net loss) PLUS the sum of (a) interest expense, net of interest and other investment income, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) non-cash write-downs or write-offs of depreciable or amortizable items and other non-cash charges included in determining net income, (f) net extraordinary losses included in determining net income, (g) net losses on the sale of assets other than asset sales in the ordinary course of business and (h) (i) with respect to any period that includes the third or the fourth fiscal quarter of 1996, restructuring charges in an amount not to exceed $64,800,000 taken in such fiscal periods, and (ii) with respect to any period that includes any quarter in fiscal year 1997, restructuring and rationalization charges recognized in such fiscal quarters of fiscal year 1997 in an amount that, when aggregated with all such charges recognized in fiscal year 1997 pursuant to this clause
     (h)(ii), does not exceed $30,000,000 (PROVIDED that in connection, and concurrent, with the recognition of charges described in this clause
     (h)(ii), the Company shall provide to the Agent, with copies for each Lender, a detailed description of such charges and an explanation of the Company's recognition of such charge in such fiscal year, certified by the chief financial officer of the Company), LESS the sum of (a) net extraordinary gains included in net income, (b) net gains on the sale of assets other than asset sales in the ordinary course of business, and (c) non-cash credits included in determining net income."

     (iv) The definition of "Loan Documents" in Section 1.01 shall be deleted in its entirety and the following shall be substituted therefor:

          "'LOAN DOCUMENTS' means, collectively, this Agreement, the Company Guaranty, the Subsidiary Guaranty, the Collateral Documents, if any, and each Trade Letter of Credit Agreement."

     (v) The definition of "Total Debt to EBITDA Ratio" in Section 1.01 shall be amended by inserting the following immediately prior to the final period thereof:

          "; PROVIDED that, with respect to the calculation pursuant to this definition of the amount of Debt of the Company and its Subsidiaries as at any date, such amount may be reduced by the amount of Qualified Cash as of such date"

     (b) AMENDMENT TO SECTION 2.02(d)(i) (LETTERS OF CREDIT). Section 2.02(d)(i) of the Credit Agreement shall be amended by deleting from the fourth sentence thereof the number "$20,000,000" and substituting
"$75,000,000" therefor.

     (c)  AMENDMENT TO SECTION 5.01(k) (MAINTENANCE OF TOTAL DEBT TO
EBITDA RATIO).  Section 5.01(k) of the Credit Agreement shall be amended by
(i) inserting immediately after the words "each fiscal quarter of the Company" the words "THAT ENDS DURING A PERIOD SET FORTH BELOW" and (ii) deleting in its entirety the table that sets forth the Total Debt to EBITDA Ratio, and the table set forth on Attachment III shall be substituted therefor.

     (d) AMENDMENT TO SECTION 5.01(l) (MAINTENANCE OF INTEREST COVERAGE RATIO). Section 5.01(l) of the Credit Agreement shall be amended by (i) deleting in its entirety the table that sets forth the Interest Coverage Ratio, and the table set forth on Attachment IV shall be substituted therefor and (ii) inserting immediately after such table the following words:

          "PROVIDED THAT, with respect to any such determination that is to be made as of the end of any of the first three fiscal quarters in fiscal year 1997 of the Company, such determination shall be made for the period from January 1, 1997 to the end of such fiscal quarter."

     (e) AMENDMENT TO SECTION 5.01(n) (REPORTING REQUIREMENTS). Section 5.01(n) of the Credit Agreement shall be amended by:

     (i) deleting from clause (B) of paragraph (iii) thereof the reference "Sections 5.01(j), (k), (l) and (m)" and substituting "Sections 5.01(j),
     (k), (l), (m), (o), (p) and (q) and Sections 5.02(b), (e), (f) and (q)"
     therefor; and (ii) deleting from clause (B) of paragraph (iv) thereof the reference "Sections 5.01(j), (k), (l) and (m) and Section 5.02(b), (e) and
     (f)" and substituting "Sections 5.01(j), (k), (l), (m), (o), (p) and (q) and Sections 5.02(b), (e), (f) and (q)" therefor.

     (f) FURTHER AMENDMENTS TO SECTION 5.01. Section 5.01 of the Credit Agreement shall be further amended by inserting the following immediately after Section 5.01(n):

          "(O) MAINTENANCE OF MINIMUM CUMULATIVE EBITDA. Maintain EBITDA, determined as of the end of each fiscal quarter of the Company, the end of which occurs on a date set forth below, for the fiscal period (treated as one accounting period) commencing on January 1, 1997 and ending on a date set forth below, of not less than the amount set forth below opposite the date on which the end of such fiscal quarter occurs:

                                                   Cumulative
           End of Fiscal Quarter                     EBITDA
           ----------------------------   --------------------------

                  March 31, 1997                   $ 25,000,000

                  June 30, 1997                    $ 80,000,000


                  September 30, 1997               $100,000,000


                  December 31, 1997                $110,000,000

          PROVIDED that with respect to any disposition of any Subsidiary of the Company, or any line of business of the Company or any of its Subsidiaries, at least 75% of the proceeds of which disposition are Net Cash Proceeds that are applied in accordance with Section 2.09(b)(i) without giving effect to the first parenthetical thereof, the EBITDA required by this Section 5.01(o) for any fiscal period ending after such disposition shall be reduced by an amount, which, (i) when aggregated with all other such amounts, shall not exceed $10,000,000, and (ii) is equal to the EBITDA that was attributable to such Subsidiary or line of business for the portion of the immediately preceding fiscal year that corresponds to the portion of the then current fiscal year for which the results of such Subsidiary or line of business are not included in the consolidated financial statements of the Company due to such disposition, and the Company shall provide to the Agent, with copies for each Lender, a detailed description of such amounts, certified by the chief financial officer of the Company.

          (p) MAINTENANCE OF MAXIMUM TOTAL DEBT. Have Debt (other than Excluded Debt) of the Company and its Subsidiaries, determined as at the end of each fiscal quarter of the Company, the end of which occurs on a date set forth below, of not more than the amount set forth below opposite the date on which the end of such fiscal quarter occurs:

          Fiscal Quarter
         ------------------      ----------
         Ending On or About      Total Debt
         ------------------      ----------

         March 31, 1997          $730,000,000

         June 30, 1997           $710,000,000

         September 30, 1997      $640,000,000

         December 31, 1997       $630,000,000

          PROVIDED that, with respect to the calculation pursuant to this
     Section 5.01(p) of the amount of Debt of the Company and its Subsidiaries as at any date, such amount may be reduced by the amount of Qualified Cash as of such date.

          (q) COLLATERAL. If, as of the end of fiscal quarter of the Company ending on December 31, 1997, the ratio of Debt (other than Excluded Debt) of the Company and its Subsidiaries outstanding as of such date to consolidated EBITDA of the Company for the period of four (4) fiscal quarters then ended exceeds 5.70, the Company and each of its Domestic Subsidiaries shall grant a Lien on substantially all of the assets of such Person to secure the Obligations of such Person under any Loan Document to which such Person is party, and the Company and each of its Domestic Subsidiaries shall promptly (and in any event within 30 days) of the earlier of the date of delivery to the Agent of the financial statements of the Company with respect to such quarter or the date on which such delivery is required under Section 5.01(n), (i) execute and deliver to the Agent such Collateral Documents as the Agent shall reasonably deem necessary or advisable to grant to the Agent, for the benefit of the Lenders and the Issuing Bank, a Lien on such assets, each such Collateral Document being in form and in substance reasonably satisfactory to the Agent, (ii) take all actions necessary or reasonably advisable to cause such Liens to be duly perfected to the extent required by such Collateral Documents in accordance with all applicable law including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent and the delivery to the Agent of certificated securities and other instruments required to be pledged in accordance with such Collateral Documents,
     (iii) deliver to the Agent legal opinions relating to the matters described in the immediately preceding clauses (i) and (ii), which opinions shall be in form and in substance, and from counsel, reasonably satisfactory to the Agent and (iv) execute and deliver such further documents and do such other acts as the Agent may reasonably request, including, without limitation, providing for the Agent, for the benefit of the Lenders, to be named as beneficiary on such insurance policies with respect to any assets as to which such a Lien is granted, as the Agent may reasonably request; PROVIDED that, with respect to the calculation pursuant to this Section 5.01(q) of the amount of Debt of the Company and its Subsidiaries as at any date, such amount may be reduced by the amount of Qualified Cash as of such date. In connection with the granting by any Person of any Lien under this Section 5.01(q), if, and to the extent, required to do so under any outstanding Long-Term Note or any outstanding Additional Long-Term Note, in each case issued by the Company on or prior to June 25, 1996, such Person may make provision to secure any such Long-Term Note or any such Additional Long-Term Note equally and ratably with the Obligations secured pursuant to this Section 5.01(q). Notwithstanding the foregoing, none of the Company or any Domestic Subsidiary shall be required to pledge more than 66% of the capital stock of any Foreign Subsidiary held by such Person."

     (g) AMENDMENT TO SECTION 5.02 (NEGATIVE COVENANTS). Section 5.02 of the Credit Agreement shall be further amended by inserting the following after
Section 5.02(p) thereof:

          "(q) CAPITAL EXPENDITURES. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Company and any of its Subsidiaries in any fiscal year of the Company set forth below to exceed the amount set forth below for such fiscal year:

     FISCAL YEAR                AMOUNT
     -----------              -----------
        1997                  $35,000,000

        1998                  $37,000,000

          PROVIDED, HOWEVER, that the amount set forth above for the 1998 fiscal year of the Company may be increased by a maximum of $7,000,000 by carrying over to such fiscal year the amount of Capital Expenditures permitted hereunder to be made in the Company's 1997 fiscal year that are not made in such fiscal year.

          (r) FISCAL YEAR. Permit any fiscal quarter of the Company to end on a day other than the last day of March, June, September or December, or permit the fiscal year of the Company to end on a day other than the last day of December."

     (h) AMENDMENT TO SECTION 6.01 (EVENTS OF DEFAULT). Section 6.01 of the Credit Agreement shall be amended by deleting clause (i) of paragraph (c) thereof in its entirety and substituting the following therefor:

          (i) Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(c), 5.01(d), 5.01(i), 5.01(j), 5.01(k), 5.01(l), 5.01(m), 5.01(n)(i), 5.01(o), 5.01(p), 5.01(q)
     or 5.02 of this Agreement; or

      SECTION 1. FURTHER AMENDMENTS TO THE CREDIT AGREEMENT. Subject to the satisfaction of the conditions to effectiveness specified in Section 8 hereof, the Credit Agreement is hereby amended as follows:

      (a) AMENDMENT TO SECTION 1.01 (CERTAIN DEFINED TERMS). Section 1.01 shall be amended by inserting the following definition in its appropriate alphabetic location:

          "'SUPERMAJORITY LENDERS' means, at any time, Lenders (other than Affiliates of the Company) holding an Equivalent Dollar Amount of Term Loans and having aggregate Revolving Credit Commitments (or, after termination of the Revolving Credit Commitments, having an outstanding principal amount of Revolving Credit Loans, after giving effect to
     Section 2.14) in excess of 66-2/3% of the sum of (a) the Equivalent Dollar Amount of the aggregate principal amount of Term Loans then outstanding PLUS (b) the then-effective Revolving Credit Facility (or, after termination of the Revolving Credit Facility, the aggregate principal amount of Revolving Credit Loans outstanding, after giving effect to Section 2.14) (in each case excluding Term Loans and Revolving Credit Loans held by, and Revolving Credit Commitments of, Lenders that are Affiliates of the Company)."

     (b) AMENDMENT TO SECTION 8.01 (AMENDMENTS, ETC.). Section 8.01 of the Credit Agreement shall be amended by inserting the following words immediately prior to the final period thereof:

     "; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by or consented to by Supermajority Lenders, waive or amend Section 5.01(q)"

     SECTION 2. WAIVER. Subject to the satisfaction of the conditions to effectiveness specified in Section 7 hereof, application of Section 5.02(e) is hereby waived solely with respect: (i) the payment to ADG by the Company or any Subsidiary of an aggregate amount not in excess of $2,700,000 with respect to the transfer of substantially all of the outstanding capital stock of Camping Gaz International Deutschland GmbH to the Company or any Wholly-Owned Subsidiary of the Company, (ii) the payment to ADG by the Company or any Subsidiary of an aggregate amount not in excess of $900,000 with respect to the transfer of substantially all of the outstanding capital stock of Camping Gaz Great Britain Ltd. to the Company or any Wholly-Owned Subsidiary of the Company, and (iii) the payment to ADG by the Company or any Subsidiary of an aggregate amount not in excess of $500,000 with respect to the transfer of substantially all of the outstanding capital stock of Camping Gaz Italie S.r.l. to the Company or any Wholly-Owned Subsidiary of the Company.

     SECTION 0. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants as of the date hereof that: (a) this Amendment has been duly executed and delivered by such Borrower and that this Amendment constitutes such Borrower's legal, valid and binding obligation, enforceable against such Borrower in accordance with its terms, (b) after giving effect the amendments contemplated hereby, no Default has occurred and is continuing and (c) the representations and warranties in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific earlier date, as of such date). It shall be an Event of Default for all purposes of the Credit Agreement if any of the representations and warranties made herein shall be, or shall prove to have been, false or misleading as of the time made in any material respect.

     SECTION 0. CONFIRMATION OF COMPANY GUARANTY. The Company hereby (a) reaffirms and restates as of the date hereof the obligations of the Company pursuant to the Company Guaranty, (b) confirms that the Guaranteed Obligations (as defined in the Company Guaranty) shall include, without limitation, the Obligations of each Foreign Borrower under the Credit Agreement and each other Loan Document, as each may be amended hereby and (c) agrees that each reference to the Credit Agreement or words of similar import in each Loan Document shall be a reference to the Credit Agreement as amended hereby.

     SECTION 0. NO OTHER CONSENTS, WAIVERS OR AMENDMENTS. Except as specifically provided in this Amendment, no other consents, waivers or amendments are made or permitted hereby to the Credit Agreement. All other terms and conditions of the Credit Agreement remain in full force and effect and apply fully to this Amendment.

     SECTION 0. EFFECTIVENESS. This Amendment (other than Section 2 hereof) shall become effective on the date (the "Amendment Effective Date") that the following conditions precedent shall have been satisfied:

     (a) The receipt by the Agent of all fees of the Agent and the Lenders that are due to the extent such fees have been presented to a Borrower for payment;

     (b) The receipt by the Agent of the following documents (each document to be received by the Agent shall be in form and substance satisfactory to the Agent):

               (i) a copy of this Amendment, duly executed by the Borrowers, the Agent and Required Lenders;

              (ii) a copy of the Confirmation of Subsidiary Guaranty that follows the signature pages hereof, duly executed by each of the Subsidiaries party to the Subsidiary Guaranty; and

             (iii) such other approvals, opinions or documents as the Required Lenders or the Agent may reasonably request.

     (c)  Each of the representations and warranties made by each Borrower in
     Section 4 hereof shall be true and correct.

     (d) No event has occurred and is continuing that constitutes a Default under the Credit Agreement on the date hereof or on the Amendment Effective Date, in each case after giving effect to this Amendment.

Upon such effectiveness, the Agent shall promptly notify the Company and each of the Lenders of such effectiveness.

     Section 7. EFFECTIVENESS OF SECTION 2. Section 2 of this Amendment shall become effective on the date that the following conditions precedent shall have been satisfied:

     (a)  The Amendment Effective Date shall have occurred; and

     (b) The receipt by the Agent of a copy of this Amendment, duly executed by the Borrowers, the Agent and each Lender.

Upon such effectiveness, the Agent shall promptly notify the Company and each of the Lenders of such effectiveness.

     SECTION 0. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     SECTION 0. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 0. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                  THE COLEMAN COMPANY, INC., as a
                                  Borrower

                                  By: /s/ LARRY E. SANFORD
                                      ------------------------------------
                                      Name:  Larry E. Sanford
                                      Title: Executive Vice President


                                  COLEMAN JAPAN CO., LTD., as a Borrower

                                  By: /s/ LARRY E. SANFORD
                                      ------------------------------------
                                      Name:  Larry E. Sanford
                                      Title: Director

                                  COLEMAN (DEUTSCHLAND) GmbH, as a
                                  Borrower

                                  By: /s/ LARRY E. SANFORD
                                      ------------------------------------
                                      Name:  Larry E. Sanford
                                      Title: Managing Director

                                  COLEMAN TAYMAR LIMITED, as a Borrower

                                  By: /s/ LARRY E. SANFORD
                                      ------------------------------------
                                      Name:  Larry E. Sanford
                                      Title: Director

                                  COLEMAN UK PLC, as a Borrower

                                  By: /s/ LARRY E. SANFORD
                                      ------------------------------------
                                      Name:  Larry E. Sanford
                                      Title: Director

                                  COLEMAN SVB S.r.l., as a Borrower

                                  By: /s/ ANTHONY LENDERS
                                      ------------------------------------
                                      Name:  Anthony Lenders
                                      Title: Director

                                  CREDIT SUISSE FIRST BOSTON,

                                  New York Branch, as Agent, Issuing
                                   Bank and a Lender

                                  By: /s/ JOEL GLODOWSKI
                                      ------------------------------------
                                      Name:  Joel Glodowski
                                      Title: Managing Director

                                  By: /s/ CHRIS T. HORGAN
                                      ------------------------------------
                                      Name:  Chris T. Horgan
                                      Title: Associate


                                  THE CHASE MANHATTAN BANK, as a Lender

                                  By: /s/ NEIL R. BOYLAN
                                      ------------------------------------
                                      Name:  Neil R. Boylan
                                      Title: Vice President

                                  Citibank, N.A., as a Lender

                                  By: /s/ JAMES BUCHANAN
                                      ------------------------------------
                                      Name:  James Buchanan
                                      Title: Attorney-In-Fact

                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION, as a Lender

                                  By: /s/ AMBRISH D. THANAWALA
                                      ------------------------------------
                                      Name:  Ambrish D. Thanawala
                                      Title: Vice President

                                  THE LONG TERM CREDIT BANK OF JAPAN, LTD.,
                                  LOS ANGELES AGENCY, as a Lender

                                  By: /s/ PAUL B. CLIFFORD
                                      ------------------------------------
                                      Name:  Paul B. Clifford
                                      Title: Deputy General Manager

                                  NATIONSBANK (CAROLINAS), N.A., as a
                                  Lender

                                  By: /s/ PAUL F. MURPHY
                                      ------------------------------------
                                      Name:  Paul F. Murphy
                                      Title: Associate

                                  TORONTO DOMINION (TEXAS), INC.,
                                  as a Lender

                                  By: /s/ NEVA NESBITT
                                      ------------------------------------
                                      Name:  Neva Nesbitt
                                      Title: Vice President

                                  BOATMEN'S NATIONAL BANK, as a Lender

                                  By: /s/ Signature illegible
                                      ------------------------------------
                                      Name:  Signature illegible
                                      Title:

                                  THE YASUDA TRUST & BANKING COMPANY,
                                  LIMITED, CHICAGO BRANCH, as a Lender

                                  By: /s/ JOSEPH C. MEEK
                                      ------------------------------------
                                      Name:  Joseph C. Meek
                                      Title: Deputy General Manager

                                  THE FIRST NATIONAL BANK OF BOSTON,
                                  as a Lender

                                  By: /s/ RICHARD D. HALL, JR.
                                      ------------------------------------
                                      Name:  Richard D. Hall, Jr.
                                      Title: Director

                                  THE FUJI BANK LIMITED, as a Lender

                                  By: /s/ TEIJI TERAMOTO
                                      ------------------------------------
                                      Name:  Teiji Teramoto
                                      Title: Vice President

                                  ISTITUTO BANCARIO SAN PAOLO DI
                                  TORINO S.P.A., as a Lender

                                  By: /s/ CARLO PERSICO
                                      ------------------------------------
                                      Name:  Carlo Persico
                                      Title: Deputy General Manager

                                  By: /s/ JIM GIROLAMO
                                      ------------------------------------
                                      Name:  Jim Girolamo
                                      Title: Vice President

                                  THE NIPPON CREDIT BANK, LTD., as a
                                  Lender

                                  By: /s/ WOSHIHIDE WATANABE
                                      ------------------------------------
                                      Name:  Woshihide Watanabe
                                      Title: Vice President and Manager

                                  THE BANK OF NEW YORK, as a Lender

                                  By: /s/ ROBERT LOUK
                                      ------------------------------------
                                      Name:  Robert Louk
                                      Title: Vice President

                                  INDUSTRIAL BANK OF JAPAN, as a Lender

                                  By: /s/ TAKUYA HONJO
                                      ------------------------------------
                                      Name:  Takuya Honjo
                                      Title: Sr. Vice President

                                  UNION BANK OF CALIFORNIA, N.A., as a
                                  Lender

                                  By: /s/ WANDA HEADRICK
                                      ------------------------------------
                                      Name:  Wanda Headrick
                                      Title: Vice President


                                  BANQUE FRAN AISE DU COMMERCE EXTERIEUR,
                                  as a Lender

                                  By: /s/ G. KEVIN DOOLEY
                                      ------------------------------------
                                      Name:  G. Kevin Dooley
                                      Title: Vice President

                                  By: /s/ WILLIAM C. MAIER
                                      ------------------------------------
                                      Name:  William C. Maier
                                      Title: Vice President - Group Manager

                                  THE SUMITOMO BANK, LIMITED, NEW YORK
                                  BRANCH, as a Lender

                                  By: /s/ JOHN C. KISSINGER
                                      ------------------------------------
                                      Name:  John C. Kissinger
                                      Title: Joint General Manager

                                  FIRST BANK NATIONAL ASSOCIATION, as a
                                  Lender

                                  By: /s/ ELLIOT JAFFEE
                                      ------------------------------------
                                      Name:  Elliot Jaffee
                                      Title: Vice President

                                ATTACHMENT I

                             APPLICABLE MARGIN


         TOTAL DEBT TO          APPLICABLE LIBOR
         EBITDA RATIO           LOAN MARGIN
         -------------          ----------------

         Below 2.00             0.25%

         At or above 2.00,
         but below 2.50         0.325%

         At or above 2.50,
         but below 2.75         0.425%

         At or above 2.75,
         but below 3.25         0.50%

         At or above 3.25,
         but below 3.50         0.575%

         At or above 3.50,
         but below 3.75         0.80%

         At or above 3.75,
         but below 4.00         0.925%

         At or above 4.00,
         but below 4.25         1.125%

         At or above 4.25,
         but below 4.50         1.375%

         At or above 4.50,
         but below 4.75         1.625%

         At or above 4.75,
         but below 5.25         1.875%

         At or above 5.25       2.125%

                                   ATTACHMENT II

                          APPLICABLE MARGIN FOR LOCAL LOANS

         TOTAL DEBT TO          APPLICABLE LIBOR
         EBITDA RATIO           LOAN MARGIN
         -------------          ----------------

         Below 2.00             0.35%

         At or above 2.00,
         but below 2.50         0.425%

         At or above 2.50,
         but below 2.75         0.525%

         At or above 2.75,
         but below 3.25         0.60%

         At or above 3.25,
         but below 3.50         0.675%

         At or above 3.50,
         but below 3.75         0.90%

         At or above 3.75,
         but below 4.00         1.025%

         At or above 4.00,
         but below 4.25         1.225%

         At or above 4.25,
         but below 4.50         1.475%

         At or above 4.50,
         but below 4.75         1.725%

         At or above 4.75,
         but below 5.25         1.975%

         At or above 5.25       2.225%

            ATTACHMENT III

            MAINTENANCE OF TOTAL DEBT TO EBITDA RATIO

               Period                       Ratio
    ---------------------------             -----
    October 1, 1996 to and                   6.25
    including December 31, 1996

    January 1, 1998 to and                   5.75
    including March 31, 1998

    April 1, 1998 to and                     5.50
    including June 30, 1998

    July 1, 1998 to and                      5.00
    including September 30, 1998

    October 1,1998 to and                    4.25
    including June 30, 1999

    July 1, 1999 to and                      3.50
    including December 31, 1999

    January 1, 2000 and                      3.00
    thereafter

                 ATTACHMENT IV

                 MAINTENANCE OF INTEREST COVERAGE RATIO

               Period                       Ratio
    ---------------------------             -----
    October 1, 1996 to and                  2.50
    including December 31, 1996

    January 1, 1997 to and                  2.10
    including March 31, 1997

    April 1, 1997 to and                    3.00
    including June 30, 1997

    July 1, 1997 to and                     2.75
    including September 30, 1997

    October 1, 1997 to and                  2.35
    including December 31, 1997

    January 1, 1998 to and                  2.25
    including March 31, 1998

    April 1, 1998 to and                    2.75
    including June 30, 1998

    July 1, 1998 to and                     3.00
    including September 30, 1998

    October 1, 1998 to and                  3.50
    including June 30, 1999

    July 1, 1999 and                        4.00
    thereafter

                  CONFIRMATION OF SUBSIDIARY GUARANTY

     Each of the undersigned (the "Guarantors") hereby (i) approves, ratifies, confirms and acknowledges the attached Amendment (the "Amendment"; terms defined therein being used herein as therein defined), (ii) reaffirms and restates as of the date hereof the obligations of such Guarantor pursuant to the Subsidiary Guaranty dated as of May 4, 1994 (as supplemented by Supplement No. 1 thereto dated as of March 9, 1995, by Supplement No. 2 thereto dated as of July 14, 1995, by Supplement No. 3 thereto dated as of December 21, 1995 and by Supplement No. 4 thereto dated as of October 31, 1996, the "Subsidiary Guaranty") by the Guarantors in favor of the Agent and (iii) agrees that each reference to the Credit Agreement or words of similar import in each Loan Document to which such Guarantor is party shall be a reference to the Amended and Restated Credit Agreement, as amended by the Amendment. Each of the undersigned further represents and warrants to each Lender and the Agent that
(a) this acknowledgment has been duly executed and delivered by such Guarantor and constitutes such Guarantor's legal, valid and binding obligation, enforceable in accordance with its terms, and, (b) immediately after giving effect to the Amended and Restated Credit Agreement, as amended by the Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties made by such Guarantor in Section 5 of the Subsidiary Guaranty are true, correct and complete in all material respects as if made on and as of the date hereof, except that any such representation or warranty stated to relate to a specific earlier date is true and correct as of such earlier date. It shall be an Event of Default for all purposes of the Subsidiary Guaranty and the other Loan Documents if any of the representations and warranties made herein shall be, or shall prove to have been, false or misleading as of the time made in any material respect. Dated: March 7, 1997

                                       GUARANTORS
                                  AUSTRALIAN COLEMAN, INC.
                                  BEACON EXPORTS, INC.
                                  COLEMAN COUNTRY, LTD.
                                  COLEMAN POWERMATE, INC.
                                  COLEMAN POWERMATE COMPRESSORS, INC.
                                  COLEMAN SPAS, INC.
                                  COLEMAN VENTURE CAPITAL, INC.
                                  KANSAS ACQUISITION CORP.
                                  NIPPON COLEMAN, INC.
                                  COLEMAN SAFETY & SECURITY PRODUCTS, INC.
                                  SIERRA CORPORATION OF FORT SMITH, INC.
                                  GENERAL ARCHERY INDUSTRIES, INC.
                                  PEARSON HOLDINGS INCORPORATED
                                  WOODCRAFT EQUIPMENT COMPANY
                                  RIVER VIEW CORPORATION OF BARLING, INC.
                                  COLEMAN ARGENTINA, INC.

                                  By: /s/ LARRY E. SANFORD
                                     --------------------------------
                                  Name:   Larry E. Sanford
                                  Title:  Vice President and Secretary

                                  EASTPAK CORPORATION
                                  EASTPAK MANUFACTURING CORPORATION

                                  By: /s/ LARRY E. SANFORD
                                     --------------------------------
                                  Name:   Larry E. Sanford
                                  Title:  Executive Vice President-Law,
                                          Administration & Development
                                          and Secretary